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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BIGSTAR ENTERTAINMENT, INC.

         The undersigned, for the purpose of increasing the authorized capital stock of BIGSTAR ENTERTAINMENT, INC., a Delaware corporation (the "Corporation"), and effectuating a four-for-one stock split of the capital stock of the Corporation, does hereby certify that this Certificate of Amendment of Certificate of Incorporation has been made and effected in accordance with
Section 242 of the General Corporation Law of the State of Delaware and that:

         FIRST: The name of the corporation is BIGSTAR ENTERTAINMENT, INC.

         SECOND: Effective immediately, the first paragraph of Article IV of the Corporation's Certificate of Incorporation is hereby amended and restated as follows:

         The total number of shares of stock which the corporation has authorized to issue is 50,000,000 shares, consisting of two classes:
         40,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. Upon amendment of this article to read as herein set forth, each outstanding share is split and converted into four (4) shares.


                                    * * * * *
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment of Certificate of Incorporation to be signed as of the 30th day of April, 1999, by its Chief Executive Officer, who hereby affirms and acknowledges, under penalty of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.



                                                 BIGSTAR ENTERTAINMENT, INC.


                                                 By:  /s/ David Friedensohn
                                                      --------------------------
                                                      David Friedensohn
                                                      Chief Executive Officer
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                             CERTIFICATION OF BYLAWS
                                       OF
                           BIGSTAR ENTERTAINMENT, INC.
                            (A DELAWARE CORPORATION)


KNOW ALL BY THESE PRESENTS:

         I, David Levitsky, certify that I am Secretary of BigStar Entertainment, Inc., a Delaware corporation (the "Company"), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and correct copy of the Bylaws of the Company in effect as of the date of this certificate.

Dated: March 3, 1998

                                           /s/  David Levitsky
                                           --------------------------------
                                           David Levitsky, Secretary